Exhibit 3.2

                                     BYLAWS

                                       OF

                              99(CENT) STUFF, INC.
                              --------------------

                                   I. OFFICES

         1.01. Principal Office. The principal office of the Corporation shall be located at any place either within or outside the State of Florida as designated in the corporation's most current Annual Report filed with the Florida Secretary of State or in any other document executed and delivered to the Florida Secretary of State for filing. If a principal office is not so designated, the principal office of the corporation shall mean the known place of business of the corporation. The corporation may have such other offices, either within or without the State of Florida, as the Board of Directors may designate or as the business of the corporation may require from time to time.

         1.02. Known Place of Business. A known place of business of the corporation shall be located within the State of Florida and may be, but need not be, the address of the statutory agent of the corporation. The corporation may change its known place of business from time to time in accordance with the relevant provisions of the Florida Business Corporation Act ("FBCA").

                                II. SHAREHOLDERS

         2.01. Annual Shareholder Meeting. The annual meeting of the shareholders shall be held between January 1 and December 31 of each year, beginning with the year 2003, at such time and place, either within or without the State of Florida, as shall be fixed by the Board of Directors or, in the absence of action by the Board, as set forth in the notice given or waiver signed with respect to such meeting pursuant to SECTION 2.03 below, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. If any annual meeting is for any reason not held on the date determined as aforesaid, a deferred annual meeting may thereafter be called and held in lieu thereof, at which the same proceedings may be conducted.

         2.02. Special Shareholder Meetings. Special meetings of the shareholders of the Corporation may be called at any time and from time to time by (i) the Chairman of the Board or Chief Executive officer, (ii) by a majority of the directors then in office, or (iii) by the Secretary upon the a written request of shareholders holding of record at least 33 1/3% of the issued and outstanding shares of the Corporation entitled to vote at such meeting. Any such written request by shareholders shall state the purpose or purposes of the proposed meeting, and business to be transacted at any such meeting shall be confined to the purposes stated in the notice thereof and to such additional matters as the chairman of the meeting may rule to be germane to such purposes. Special meetings shall be held either within or without the State of Florida.

         2.03. Notice of Shareholders Meetings.

               (a) Required Notice. Notice stating the place, day and hour of any annual or special shareholders meeting shall be given not less than 10 nor more than 60 days before the date of the meeting by or at the direction of the person or persons calling the meeting, to each shareholder entitled to vote at such meeting and to any other shareholder entitled to receive notice of the

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meeting by law or the Articles of Incorporation. Notices to shareholders shall be given in accordance with, and shall be deemed to be effective at the time and in the manner described in, FBCA. If no designation is made of the place at which an annual or special meeting will be held in the notice for such meeting, the place of the meeting will be at the principal place of business of the corporation.

               (b) Adjourned Meeting. If any shareholders meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, and place, if the new date, time, and place are announced at the meeting before adjournment. But if a new record date for the adjourned meeting is fixed or must be fixed in accordance with law or these Bylaws, then notice of the adjourned meeting shall be given to those persons who are shareholders as of the new record date and who are entitled to such notice pursuant to SECTION 2.03(A) above.

               (c) Waiver of Notice. Any shareholder may waive notice of a meeting (or any notice of any other action required to be given by the FBCA, the corporation's Articles of Incorporation, or these Bylaws), at any time before, during, or after the meeting or other action, by a writing signed by the shareholder entitled to the notice. Each such waiver shall be delivered to the corporation for inclusion in the minutes or filing with the corporate records. Under certain circumstances, a shareholder's attendance at a meeting may constitute a waiver of notice, unless the shareholder takes certain actions to preserve his/her objections as described in the FBCA.

         2.04. Notice of Shareholder Business and Nominations.

               (a) Annual Meetings.

               (1) Nominations of persons for election to the Board of
                   Directors and the proposal of business to be considered by the shareholders may be made at any annual meeting of shareholders (a) pursuant to the Corporation's Notice of meeting delivered pursuant to SECTION 2.03 of these By-Laws,
                   (b) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) by any shareholder of the Corporation who (i) is entitled to vote at the meeting, (ii) was a shareholder of record at the time such notice was delivered to the Secretary of the Corporation and
                   (iii) has complied with the notice procedures set forth in SUBPARAGRAPHS 2 and 3 of this SECTION 2.04.

               (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause
                   (c) of SECTION 2.04(A)(1), the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and, in the case of business other than nominations, such other business must be a proper subject for shareholder action under the FBCA. To be timely, a shareholder's notice must be delivered to the Secretary at the principal executive offices of the Corporation not less than 120 days prior to the first anniversary of the preceding year's annual meeting; provided that, in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 90 days from such anniversary date, notice by the shareholder, to be timely, must be so delivered not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of the 90 days prior to such annual meeting or 10

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                   days following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a shareholder's notice as described in this SECTION 2.04(A). Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (A) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (B) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner. If the shareholder or beneficial owner intends to solicit proxies in support of any such nomination or proposal, such shareholder's notice shall also include a representation to that effect.

               (3) Notwithstanding anything in the second sentence of SECTION
                   2.04(A)(2) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this SECTION 2.04 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

               (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to SECTION
2.03. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) by any shareholder of the Corporation who (i) is entitled to vote at the meeting, (ii) is a shareholder of record at the time such notice is delivered to the Secretary of the Corporation and (iii) complies with the notice procedures set forth in this SECTION 2.06.Such nominations of persons for election to the Board of Directors may be made at such a special meeting of shareholders only if the shareholder's notice required by SECTION 2.04(A)(2) shall be delivered to the Secretary at the principal executive

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offices of the Corporation not earlier than 120 days prior to such special meeting and not later than the close of business on the later of 90 days prior to such special meeting or 10 days following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting by any shareholder of the Corporation who (i) is entitled to vote at the meeting, (ii) was a shareholder of record at the time such notice was delivered to the Secretary of the Corporation and (iii) has complied with the notice procedures set forth in SUBPARAGRAPHS 2 and 3 of this SECTION 2.04

               (c) General.

               (1) Except as otherwise set forth in SECTION 3.09, only persons who are nominated in accordance with the procedures set forth in this SECTION 2.04 shall be eligible to be elected or serve as directors at a meeting of shareholders and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this SECTION
                   2.04. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with this SECTION 2.04 and, if any proposed nomination or business is not in compliance with this SECTION 2.04, or if a shareholder or beneficial owner solicits proxies in support of a nomination or proposal without having made the representation required in
                   SECTION 2.04(A)(2), to declare that such proposal or nomination shall be disregarded.

               (2) For purposes of this SECTION 2.04, "public announcement"
                   shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

               (3) Notwithstanding the foregoing provisions of this SECTION
                   2.04, a shareholder shall in any event also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this SECTION 2.04. Nothing in this SECTION 2.04 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         2.05. Fixing of Record Date. For the purpose of determining shareholders of any voting group entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive any distribution or dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date. Such record date shall not be more than 60 days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is so fixed by the Board of Directors, the record date for the determination of shareholders shall be as provided in the FBCA.

         When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made as provided in this SECTION 2.05, such determination shall apply to any adjournment thereof, unless the Board of

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Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

2.06. Shareholder List. The corporation shall make a complete record of the shareholders entitled to notice of each meeting of shareholders thereof, arranged in alphabetical order, listing the address and the number of shares held by each. The list shall be arranged by voting group and within each voting group by class or series of shares. The shareholder list shall be available for inspection by any shareholder, beginning 2 business days after notice of the meeting is given for which the list was prepared and continuing through the meeting. The list shall be available at the corporation's principal office or at another place identified in the meeting notice in the city where the meeting is to be held. Failure to comply with this SECTION 2.06 shall not affect the validity of any action taken at the meeting.

         2.07. Shareholder Quorum and Voting Requirements.

               (a) If the Articles of Incorporation or the FBCA provide for voting by a single voting group on a matter, action on that matter is taken when voted upon by that voting group.

               (b) If the Articles of Incorporation or the FBCA provide for voting by 2 or more voting groups on a matter, action on that matter is taken only when voted upon by each of those voting groups counted separately.

               (c) Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the Articles of Incorporation or the FBCA provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

               (d) Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting.

               (e) If a quorum exists, action on a matter (other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or the FBCA require a greater number of affirmative votes.

               (f) Voting will be by ballot on any question as to which a ballot vote is demanded prior to the time the voting begins by any person entitled to vote on such question; otherwise, a voice vote will suffice. No ballot or change of vote will be accepted after the polls have been declared closed following the ending of the announced time for voting.

         2.08. Proxies. At all meetings of shareholders, a shareholder may vote in person or by proxy duly executed in writing by the shareholder or the shareholder's duly authorized attorney-in-fact. Such proxy shall comply with law and shall be filed with the Secretary of the corporation or other person authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. The burden of proving the validity of any undated, irrevocable, or otherwise contested proxy at a meeting of the shareholders will rest with the person seeking to exercise the same. A facsimile appearing to have

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been transmitted by a shareholder or by such shareholder's duly authorized attorney-in-fact may be accepted as a sufficiently written and executed proxy.

         2.09. Voting of Shares. Unless otherwise provided in the Articles of Incorporation or the FBCA, each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of shareholders.

         2.10. Voting for Directors. Unless otherwise provided in the Articles of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present at the time of such vote. Shareholders shall not be entitled to cumulative voting in the election of directors.

         2.11. Election Inspectors. The Board of Directors, in advance of any meeting of the shareholders, may appoint an election inspector or inspectors to act at such meeting (and at any adjournment thereof). If an election inspector or inspectors are not so appointed, the chairman of the meeting may, or upon request of any person entitled to vote at the meeting will, make such appointment. If any person appointed as an inspector fails to appear or to act, a substitute may be appointed by the chairman of the meeting. If appointed, the election inspector or inspectors (acting through a majority of them if there be more than one) will determine the number of shares outstanding, the authenticity, validity, and effect of proxies, the credentials of persons purporting to be shareholders or persons named or referred to in proxies, and the number of shares represented at the meeting in person and by proxy; will receive and count votes, ballots, and consents and announce the results thereof; will hear and determine all challenges and questions pertaining to proxies and voting; and, in general, will perform such acts as may be proper to conduct elections and voting with complete fairness to all shareholders. No such election inspector need be a shareholder of the corporation.

         2.12. Organization and Conduct of Meetings. Each meeting of the shareholders will be called to order and thereafter chaired by the Chairman of the Board of Directors if there is one, or, if not, or if the Chairman of the Board is absent or so requests, then by the President, or if both the Chairman of the Board and the President are unavailable, then by such other officer of the corporation or such shareholder as may be appointed by the Board of Directors. The corporation's Secretary or in his or her absence, an Assistant Secretary will act as secretary of each meeting of the shareholders. If neither the Secretary nor an Assistant Secretary is in attendance, the chairman of the meeting may appoint any person (whether a shareholder or not) to act as secretary for the meeting. After calling a meeting to order, the chairman thereof may require the registration of all shareholders intending to vote in person and the filing of all proxies with the election inspector or inspectors, if one or more have been appointed (or, if not, with the secretary of the meeting). After the announced time for such filing of proxies has ended, no further proxies or changes, substitutions, or revocations of proxies will be accepted. If directors are to be elected, a tabulation of the proxies so filed will, if any person entitled to vote in such election so requests, be announced at the meeting (or adjournment thereof) prior to the closing of the election polls. Absent a showing of bad faith on his or her part, the chairman of a meeting will, among other things, have absolute authority to fix the period of time allowed for the registration of shareholders and the filing of proxies, to determine the order of business to be conducted at such meeting, and to establish reasonable rules for expediting the business of the meeting and preserving the orderly conduct thereof (including any informal, or question and answer portions thereof).

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         2.13. Shareholder Approval or Ratification. The Board of Directors may
submit any contract or act for approval or ratification of the shareholders at a duly constituted meeting of the shareholders. Except as otherwise required by law, if any contract or act so submitted is approved or ratified by a majority of the votes cast thereon at such meeting, the same will be valid and as binding upon the corporation and all of its shareholders as it would be if it were the act of its shareholders.

         2.14. Informalities and Irregularities. All informalities or irregularities in any call or notice of a meeting of the shareholders or in the areas of credentials, proxies, quorums, voting, and similar matters, will be deemed waived if no objection is made at the meeting.

         2.15. Shareholder Action by Written Consent. No action required or permitted to be taken at an annual or special meeting of the shareholders may be taken by written consent.

                            III. BOARD OF DIRECTORS

         3.01. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the Board of Directors.

         3.02. Number, Tenure, and Qualification of Directors. Subject to the rights, if any, of any series of Preferred Stock to elect additional Directors under circumstances specified in a Preferred Stock Designation and to the minimum and maximum number of authorized Directors provided in the Articles of Incorporation, the authorized number of Directors may be determined from time to time only (i) by a vote of a majority of the Board of Directors or (ii) by the affirmative vote of the holders of at least 80% of the shares of capital stock then outstanding, voting together as a single class. The Directors, other than those who may be elected by the holders of any series of the Preferred Stock, will be classified with respect to the time for which they severally hold office in accordance with the Articles of Incorporation.

         3.03. Regular Meetings of the Board of Directors. A regular annual meeting of the Board of Directors is to be held as soon as practicable after the adjournment of each annual meeting of the shareholders, either at the place of the shareholders meeting or at such other place as the directors elected at the shareholders meeting may have been informed of at or prior to the time of their election. Additional regular meetings may be held at regular intervals at such places and at such times as the Board of Directors may determine.

         3.04. Special Meetings of the Board of Directors. Special meetings of the Board of Directors may be held whenever and wherever called for by the Chairman of the Board, the President, or the number of directors that would be required to constitute a quorum.

         3.05. Notice of, and Waiver of Notice for, Directors Meetings. No notice need be given of regular meetings of the Board of Directors. Notice of the time and place of any special directors meeting shall be given at least 24 hours prior thereto. Notice shall be given in accordance with and shall be deemed to be effective at the time and in the manner described in FBCA. Any director may waive notice of any meeting and any adjournment thereof at any time before, during, or after it is held. Except as provided in the next sentence below, the waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records. The attendance of a director at or participation of a director in a meeting shall constitute a

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waiver of notice of such meeting, unless the director at the beginning of the meeting (or promptly upon his/her arrival) objects to holding the meeting or transacting business at the meeting, and does not thereafter vote for or assent to action taken at the meeting.

         3.06. Director Quorum. A majority of the number of directors prescribed according to SECTION 3.02 above, or if no number is so prescribed, the number in office immediately before the meeting begins, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, unless the Articles of Incorporation require a greater number.

         3.07. Directors, Manner of Acting.

               (a) If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present shall be the act of the Board of Directors unless the Articles of Incorporation require a greater percentage.

               (b) Unless the Articles of Incorporation provide otherwise, any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting, in which case, any required notice of the meeting may generally describe the arrangements (rather than or in addition to the place) for the holding thereof. A director participating in a meeting by this means is deemed to be present in person at the meeting.

               (c) A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (1) the director objects at the beginning of the meeting (or promptly upon his/her arrival) to holding it or transacting business at the meeting; or (2) his/her dissent or abstention from the action taken is entered in the minutes of the meeting; or
(3) he/she delivers written notice of his/her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation before 5:00 p.m. on the next business day after the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

         3.08. Director Action Without a Meeting. Unless the Articles of Incorporation provide otherwise, any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if the action is taken by unanimous written consent of the Board of Directors as evidenced by one (1) or more written consents describing the action taken, signed by each director and filed with the minutes or corporate records. Action taken by consent is effective when the last director signs the consent, unless the consent specifies a different effective date. A signed consent has the effect of a meeting vote and may be described as such in any document.

         3.09. Removal of Directors by Shareholders. Subject to any rights of holders of Preferred Stock, any director may be removed from office, with or without cause, by the holders of a majority or more of the voting power of the outstanding shares of capital stock, voting together as one class in the case of cause, and by holders of 66 2/3% without cause.

         3.10. Board of Director Vacancies.

               (a) Unless the Articles of Incorporation provide otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, either the shareholders or the Board of Directors may fill the vacancy.

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               (b) If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.

               (c) A vacancy that will occur at a specific later date (by reason of resignation effective at a later date) may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

               (d) The term of a director elected to fill a vacancy expires at the next shareholders meeting at which directors are elected.

         3.11. Director Compensation. Unless otherwise provided in the Articles of Incorporation by resolution of the Board of Directors, each director may be paid his/her expenses, if any, of attendance at each meeting of the Board of Directors or any committee thereof, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or any committee thereof, or both. No such payment shall preclude any director from serving the corporation in any capacity and receiving compensation therefor.

         3.12. Director Committees.

               (a) Creation of Committees. Unless the Articles of Incorporation provide otherwise, the Board of Directors may create one (1) or more committees and appoint members of the Board of Directors to serve on them. Each committee shall have one (1) or more members, who serve at the pleasure of the Board of Directors.

               (b) Selection of Members. The creation of a committee and appointment of members to it shall be approved by the greater of (1) a majority of all the directors in office when the action is taken or (2) the number of directors required by the Articles of Incorporation to take such action.

               (c) Required Procedures. SECTIONS 4.03 through 4.08 of this
ARTICLE IV, which govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors, apply to committees and their members.

               (d) Authority. Unless limited by the Articles of Incorporation, each committee may exercise those aspects of the authority of the Board of Directors which the Board of Directors confers upon such committee in the resolution creating the committee, provided, however, that a committee may not:
(1) authorize distributions; (2) approve or propose to shareholders action that requires shareholder approval under the FBCA; (3) fill vacancies on the Board of Directors or on any of its committees; (4) amend the Articles of Incorporation of Incorporation without shareholder action as provided by law; (5) adopt, amend or repeal these Bylaws; (6) approve a plan of merger not requiring shareholder approval; (7) authorize or approve reacquisition of shares, except according to a formula or method prescribed by the Board of Directors; (8) authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except within limits specifically prescribed by the Board of Directors; or (9) fix the compensation of directors for serving on the Board of Directors or any committee of the Board of Directors.

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         3.13. Director Resignations. Any director or committee member may resign from his or her office at any time by written notice delivered to the Board of Directors, the Chairman of the Board, or the corporation at its known place of business. Any such resignation will be effective upon its receipt unless some later time is therein fixed, and then from that time. The acceptance of a resignation will not be required to make it effective.

                                  IV. OFFICERS

         4.01. Number of Officers. The officers of the corporation shall be a President, a Secretary, and a Treasurer, each of whom shall be appointed by the Board of Directors. Such other officers and assistant officers as may be deemed necessary, including a Chairman of the Board and Vice Presidents, may be appointed by the Board of Directors. If specifically authorized by the Board of Directors, an officer may appoint one (1) or more other officers or assistant officers. The same individual may simultaneously hold more than one (1) office in the corporation.

         4.02. Appointment and Term of Office. The officers of the corporation shall be appointed by the Board of Directors for a term as determined by the Board of Directors. The designation of a specified term grants to the officer no contract rights, and the Board of Directors can remove the officer at any time prior to the termination of such term. If no term is specified, an officer of the corporation shall hold office until he or she resigns, dies, or until he or she is removed in the manner provided by law or in SECTION 4.03 . The regular election or appointment of officers will take place at each annual meeting of the Board of Directors, but elections of officers may be held at any other meeting of the Board.

         4.03. Resignation and Removal of Officers. An officer may resign at any time by delivering written notice to the corporation at its known place of business. A resignation is effective when the notice is delivered unless the notice specifies a later effective date or event. Any officer may be removed by the Board of Directors at any time, with or without cause. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer shall not of itself create contract rights.

         4.04. Duties of Officers. Officers of the corporation shall have authority to perform such duties as may be prescribed from time to time by law, in these Bylaws, or by the Board of Directors, the President, or the superior officer of any such officer. Each officer of the corporation (in the order designated herein or by the Board) will be vested with all of the powers and charged with all of the duties of his or her superior officer in the event of such superior officer's absence, death, or disability.

         4.05. President. Unless otherwise specified by resolution of the Board of Directors, the President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall supervise and control all of the business and affairs of the corporation and the performance by all of its other officers of their respective duties and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time. The President shall, when present, and in the absence of a Chairman of the Board, preside at all meetings of the shareholders and of the Board of Directors. The President will be a proper officer to sign on behalf of the corporation any deed, bill of sale, assignment, option, mortgage, pledge, note, bond, evidence of indebtedness, application, consent (to service of process or otherwise), agreement, indenture, contract, or other instrument, except in each

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such case where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. The President may represent the corporation at any meeting of the shareholders or members of any other corporation, association, partnership, joint venture, or other entity in which the corporation then holds shares of capital stock or has an interest, and may vote such shares of capital stock or other interest in person or by proxy appointed by him or her, provided that the Board of Directors may from time to time confer the foregoing authority upon any other person or persons.

         4.06. The Vice-President. If appointed, in the absence of the President or in the event of his/her death or disability, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated at the time of their election, or in the absence of any such designation, then in the order of their appointment) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. If there is no Vice-President or in the event of the death or disability of all Vice-Presidents, then the Treasurer shall perform such duties of the President in the event of his or her absence, death, or disability. Each Vice-President will be a proper officer to sign on behalf of the corporation any deed, bill of sale, assignment, option, mortgage, pledge, note, bond, evidence of indebtedness, application, consent (to service of process or otherwise), agreement, indenture, contract, or other instrument, except in each such case where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. Any Vice-President may represent the corporation at any meeting of the shareholders or members of any other corporation, association, partnership, joint venture, or other entity in which the corporation then holds shares of capital stock or has an interest, and may vote such shares of capital stock or other interest in person or by proxy appointed by him or her, provided that the Board of Directors may from time to time confer the foregoing authority upon any other person or persons. A Vice-President shall perform such other duties as from time to time may be assigned to him/her by the President or by the Board of Directors.

         4.07. The Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors and any committee of the Board of Directors and all unanimous written consents of the shareholders, Board of Directors, and any committee of the Board of Directors in one (1) or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of any seal of the corporation; (d) when requested or required, authenticate any records of the corporation; (e) keep a register of the address of each shareholder which shall be furnished to the Secretary by such shareholder; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him/her by the President or by the Board of Directors. Except as may otherwise be specifically provided in a resolution of the Board of Directors, the Secretary will be a proper officer to take charge of the corporation's stock transfer books and to compile the voting record pursuant to SECTION 3.05 above, and to impress the corporation's seal, if any, on any instrument signed by the President, any Vice President, or any other duly authorized person, and to attest to the same. In the absence of the Secretary, a secretary pro tempore may be chosen by the directors or shareholders as appropriate to perform the duties of the Secretary.

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         4.08. The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such bank, trust companies, or other depositories as shall be selected by the Board of Directors or any proper officer; (c) keep full and accurate accounts of receipts and disbursements in books and records of the corporation; and (d) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him/her by the President or by the Board of Directors. The Treasurer will render to the President, the directors, and the shareholders at proper times an account of all his or her transactions as Treasurer and of the financial condition of the corporation. The Treasurer shall be responsible for preparing and filing such financial reports, financial statements, and returns as may be required by law.

         4.09. Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries and the Assistant Treasurers, when authorized by the Board of Directors, may sign with the President or a Vice-President certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

         4.10. Chairman of the Board. The Board of Directors may elect a Chairman to serve as a general executive officer of the corporation, and, if specifically designated as such by the Board of Directors, as the chief executive officer of the corporation. If elected, the Chairman will preside at all meetings of the Board of Directors and be vested with such other powers and duties as the Board of Directors may from time to time delegate to him or her.

         4.11. Salaries. The salaries of the officers of the corporation may be fixed from time to time by the Board of Directors or (except as to the President's own) left to the discretion of the President. No officer will be prevented from receiving a salary by reason of the fact that he or she is also a director of the corporation.

         4.12. Additional Appointments. In addition to the officers contemplated in this Article V, the Board of Directors may appoint other agents of the corporation with such authority to perform such duties as may be prescribed from time to time by the Board of Directors.

                  V. Indemnification of Directors and Officers

         5.01. Indemnification of Directors and Officers. The corporation shall indemnify current or former directors or officers of the corporation to the extent set forth in the Articles of Incorporation and the FBCA.

                 VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

         6.01. Certificates for Shares.

               (a) Content. Certificates representing shares of the corporation shall, at a minimum, state on their face the name of the issuing corporation and that it is formed under the laws of the State of Florida, the name of the person to whom issued, and the number and class of shares and the designation of the series, if any, the certificate represents. Such certificates shall be signed

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(either manually or by facsimile to the extent allowable by law) by one or more officers of the corporation, as determined by the Board of Directors, or, if no such determination is made, by any of the Chairman of the Board (if any), the President, any Vice-President, the Secretary, or the Treasurer of the corporation, and may be sealed with a corporate seal or a facsimile thereof. Each certificate for shares shall be consecutively numbered or otherwise identified and will exhibit such information as may be required by law. If a supply of unissued certificates bearing the facsimile signature of a person remains when that person ceases to hold the office of the corporation indicated on such certificates or ceases to be the transfer agent or registrar of the corporation, they may still be issued by the corporation and countersigned, registered, issued, and delivered by the corporation's transfer agent and/or registrar thereafter, as though such person had continued to hold the office indicated on such certificate.

               (b) Legend as to Class or Series. If the corporation is authorized to issue different classes of shares or different series within a class, the designations, relative rights, preferences, and limitations applicable to each class and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish a shareholder this information on request in writing and without charge.

               (c) Shareholder List. The name and address of the person to whom shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.

               (d) Lost Certificates. In the event of the loss, theft, or destruction of any certificate representing shares of the corporation or of any predecessor corporation, the corporation may issue (or, in the case of any such shares as to which a transfer agent and/or registrar have been appointed, may direct such transfer agent and/or registrar to countersign, register, and issue) a new certificate, and cause the same to be delivered to the registered owner of the shares represented thereby; provided that such owner shall have submitted such evidence showing the circumstances of the alleged loss, theft, or destruction, and his, her, or its ownership of the certificate, as the corporation considers satisfactory, together with any other facts that the corporation considers pertinent; and further provided that, if so required by the corporation, the owner shall provide a bond or other indemnity in form and amount satisfactory to the corporation (and to its transfer agent and/or registrar, if applicable).

         6.02. Registration of the Transfer of Shares. Registration of the transfer of shares of the corporation shall be made only on the stock transfer books of the corporation. In order to register a transfer, the record owner shall surrender the shares to the corporation for cancellation, properly endorsed by the appropriate person or persons with reasonable assurances that the endorsements are genuine and effective. Unless the corporation has established a procedure by which a beneficial owner of shares held by a nominee is to be recognized by the corporation as the owner, the corporation will be entitled to treat the registered owner of any share of the capital stock of the corporation as the absolute owner thereof and, accordingly, will not be bound to recognize any beneficial, equitable, or other claim to, or interest in, such share on the part of any other person, whether or not it has notice thereof, except as may expressly be provided by applicable law.

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                               VII. DISTRIBUTIONS

         7.01. Distributions. Subject to such restrictions or requirements as may be imposed by applicable law or the corporation's Articles of Incorporation or as may otherwise be binding upon the corporation, the Board of Directors may from time to time declare, and the corporation may pay or make, dividends or other distributions to its shareholders.

                              VIII. CORPORATE SEAL

         8.01. Corporate Seal. The Board of Directors may provide for a corporate seal of the corporation that will have inscribed thereon any designation including the name of the corporation, Florida as the state of incorporation, the year of incorporation, and the words "Corporate Seal."

                                 IX. AMENDMENTS

         9.01. The Board of Directors shall have the express power, without a vote of shareholders, to adopt any By-Law, and to amend, alter or repeal these By-Laws, except to the extent that these By-Laws or the Certificate of Incorporation otherwise provide. The Board of Directors may exercise such power upon the affirmative vote of a majority of the entire Board of Directors; provided, however, that notwithstanding the foregoing, the Board of Directors may alter, amend or repeal By-Laws in conflict with SECTION 3.09 of these By-Laws or this ARTICLE 11 of these By-Laws only be a resolution adopted by 66 2/3% vote of the entire Board of Directors. Shareholders may not adopt any By-Law, nor amend, alter or repeal these By-Laws of the Corporation, except upon the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of Voting Stock, voting together as a single class. These By-Laws may be altered, amended or repealed at any meeting of the Board of Directors, PROVIDED that notice of such proposed alteration, amendment or repeal is contained in the notice of such meeting of the Board of Directors.

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